UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON,  DC  20549

                                    FORM  8-K/A

                                 CURRENT  REPORT
     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date  of  Report  (Date  of  earliest  reported)  August 10, 2005

                             PORTALTOCHINA.COM,  INC.
             (Exact  name  of  registrant  as  specified  in  its  chapter)

                 Nevada                            98-0449083
     (State  or  other  jurisdiction      (IRS  Employer  Identification  No.)
           of  incorporation)

                 1802-888  Pacific  Street,  Vancouver,  BC   V6Z  2S6
               (Address  of  principal  executive  offices)  (Zip  Code)

                                 (604)  642-7732
              (Registrant's  telephone  number,  including  area  code)

ITEM  4.01.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

On July 27, 2005, PortaltoChina.com, Inc. (the "Company") engaged Vellmer & Chang, Chartered Accountants, of Vancouver, British Columbia ("Vellmer & Chang") as its principal independent accountants to audit the Company's financial statements. On the same date, the Company advised Ernst & Young, LLP. of Vancouver, British Columbia ("Ernst & Young") that it was dismissed as the Company's independent accountants. The Company's Board of Directors approved the engagement of Vellmer & Chang and the dismissal of Ernst & Young on July 26, 2005.

Ernst & Young, LLP. have not been asked to provide, nor have they provided, any report on the Company's financial statements.

The Company did not have any disagreement with Ernst & Young, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the period from March 18, 2003 (inception) to May 31, 2003, the fiscal year ending May 31, 2004, and any subsequent period thereto, the Company did not consult with Vellmer & Chang regarding any of the items described under item 304(a)(1)(iv)(b), item 304(a)(2) or item 304(b) of Regulation S-B.

In connection with the filing of this Form 8-K, Ernst & Young was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Ernst & Young agrees with the above statements. A copy of Ernst & Young's letter to the SEC will be filed with the SEC within two business days after its receipt by the Company.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PORTALTOCHINA.COM,  INC.


Date:  August  10,  2005                  /s/  Paul  Fong
                                          Paul  Fong,
                                          President  &  Chief  Executive Officer